CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-87908, 333-18347, 333-55821, 333-57580, 333-115719 and 333-144727) of our reports dated March 4, 2009, with respect to the consolidated financial statements of Palomar Medical Technologies, Inc. and the effectiveness of internal control over financial reporting of Palomar Medical Technologies, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 4, 2009